Exhibit 4 - Specimen Stock Certificate

INCORPORATED UNDER THE LAWS OF THE STATE OF
NEVADA

                                NUMBER        SHARES

                    COMMON STOCK

SONA RESOURCES, INC.
COMMON STOCK  250,000,000 AUTHORIZED, $.001 PAR VALUE

                                                            CUSIP -

THIS CERTIFIES THAT

is the Owner of

Shares of the Capital Stock of

SONA RESOURCES, INC.

transferable only on the Books of the Corporation by the holder hereof in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

In Witness Whereof the duly authorized officers of this Corporation have hereunto subscribed their names and caused the corporate Seal to be hereunto affixed at this  day of  A.D. .

                 Sona Resources, Inc.                   AJETTA PINHEIRO                 MONIKA SAGAR
Seal                                              President                         Secretary
Nevada

Transfer Agent:
Action Stock Transfer Corp.
Suite 300 - 7069 S. Highland Drive
Salt lake City, Utah, 84121

                        Shares                                      Each